                                                                     Exhibit 4.8


                             REGISTRATION AGREEMENT


     THIS REGISTRATION AGREEMENT (this "Agreement") is made as of September 4,
                                        ---------
2001 by and among Constellation Brands, Inc., a Delaware corporation (the

"Company"), and R, R, M & C Partners, L.L.C., a Missouri limited liability
--------
company, and M,L,R&R, a New York general partnership (the "Stockholders").
                                                           ------------

     WHEREAS, the Stockholders have requested that the Company register for resale up to 2,150,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), beneficially held by the
                     --------------------
Stockholders; and

     WHEREAS, the Company is willing to register such shares provided that the Stockholders agree to reimburse the Company as set forth herein for expenses in connection with such registration.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.   Certain Definitions.
     -------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Commission" shall mean the Securities and Exchange Commission or
               ----------
     any other federal agency at the time administering the Securities Act.

          (b) The terms "register," "registered" and "registration" all refer to
                         --------    ----------       ------------
     a registration effected by preparing and filing a registration statement (including, in the Company's sole discretion, the filing by the Company of a pre-effective amendment to its previously filed shelf registration statement on Form S-3, No. 333-63480 (the "Shelf Registration Statement")),
                                                ----------------------------
     in compliance with the Securities Act (the "Registration Statement"), and
                                                 ----------------------
     the declaration or ordering of the effectiveness of the Registration Statement.

          (c) "Registration Shares" shall mean 2,150,000 shares of Class A
               -------------------
     Common Stock held by the Stockholders and allocated among them as set forth on the signature page hereto.

          (d) "Registration Expenses" shall mean all expenses incurred by the
               ---------------------
     Company in complying with its obligations under Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses; provided that if the Company registers the Registration Shares on the Shelf Registration Statement or any other primary registration statement of the Company, Registration Expenses shall be limited to the incremental expenses incurred by the

     Company due to either (i) the inclusion of the Registration Shares in the Shelf Registration Statement or such other primary registration statement or (ii) compliance by the Company with its other obligations under Section 2 of this Agreement.

          (e) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
     amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (f) "Selling Expenses" shall mean all selling commissions and fees and
               ----------------
     disbursements of counsel for the Stockholders applicable to the sale of Registration Shares pursuant to this Agreement.

2.   Registration and Sale.  In its sole discretion, the Company shall prepare
     ---------------------
and file with the Commission the Registration Statement covering the sale by the Stockholders of the Registration Shares.

     2.1.  Obligations of the Company.  In connection with the Registration
           --------------------------
Statement, the Company will:

          (a) use reasonable efforts to cause the Registration Statement to become effective as soon as practicable and to remain effective until all Registration Shares have been sold;

          (b) furnish to the Stockholders such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities;

          (c) use reasonable efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all or any of the Registration Shares; and

          (d) use reasonable efforts to register and qualify the Registration Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, provided that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

     2.2.  Obligations of the Stockholders.  In connection with the Registration
           --------------------------------
Statement, each of the Stockholders will:

          (a) furnish to the Company such information regarding the Stockholders, the Registration Shares and any other shares of the Company's capital stock beneficially held by the Stockholders, and the distribution proposed by such Stockholders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement;

          (b) obtain the written consent of the Company (which the Company may withhold in its sole discretion) as to any proposed method of distribution, including without limitation the terms of any proposed underwriting, prior to the sale of any shares under the Registration Statement; and

          (c) if, after the Registration Statement becomes effective, the Company advises the holders of Registration Shares that the Company considers it appropriate for the Registration Statement to be amended or supplemented, suspend any further sales of its Registration Shares until the Company advises the Stockholders that the Registration Statement has been amended or supplemented.

     2.3  Expenses. The Stockholders shall promptly reimburse the Company for
          --------
all Registration Expenses in proportion to the percentage held by the respective Stockholders of the total of the Registration Shares registered on the Registration Statement. All Selling Expenses shall be borne by the respective Stockholder selling the Registration Shares.

3.   Indemnification.
     ---------------

     3.1   The Company's Indemnification of Stockholders.  The Company will
           ---------------------------------------------
indemnify each Stockholder, and each of such Stockholder's members, partners, officers and managers, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each of the Stockholders, and each of such Stockholder's members, partners, officers and managers, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Stockholder or one of its members, partners, officers or managers, and stated to be specifically for use therein.

     3.2   Stockholders' Indemnification of the Company.  Each of the
           --------------------------------------------
Stockholders will indemnify the Company, each of its directors, officers and employees, each underwriter, if any, of the Company's securities covered by the Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any the Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, employees, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Stockholder or one of its members, partners, officers or managers, and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Stockholder under this Section 3.2 shall be limited in an amount equal to the public offering price of the shares sold by the Stockholder, provided, however, subject to such limitation on the amount of money damages, the provisions of this sentence shall not limit or restrict any other right or action of the Company against the Stockholder arising out of any such untrue statement or omission contained in any registration statement, prospectus, offering circular or other documents in reliance upon and in conformity with written information furnished to the Company by the Stockholder or one of its members, partners, officers or managers, in the manner described above.

     3.3  Procedures. Each party entitled to indemnification under this Section
          ----------
3 (the "Indemnified Party") shall give notice to the party required to provide
        -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

     3.4  Legal Expenses.  In the event of any indemnification hereunder, the
          --------------
Indemnifying Party shall pay the reasonable fees and expenses of counsel for the Indemnified Party or

Indemnified Parties in connection with the claim or litigation to which such indemnification applies.

4.   Miscellaneous.
     -------------

     4.1  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York, without regard to the conflicts of law provisions thereof.

     4.2  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.3  Assignment.  The rights of the Stockholders under this Agreement may
          ----------
not be assigned without the express written consent of the Company.

     4.4  Headings. The headings of the sections of this Agreement are for
          --------
convenience and shall not by themselves determine the interpretation of this Agreement.

     4.5  Notices.  Any notice required or permitted hereunder shall be given in
          -------
writing and shall be conclusively deemed effectively given upon personal delivery, or three days after deposit in the United States mail, by registered or certified mail (or by airmail, if notice shall be sent outside the United States), postage prepaid, addressed (a) if to the Company, at its principal executive office, attention: General Counsel, and (b) if to the Stockholders at such address as shall be the address of record of the Stockholders on the registry of the Company, or at such other address as the Stockholders may designate in accordance with the terms hereof.

     4.6  Amendment of Agreement.  This Agreement may be amended only by a
          ----------------------
written instrument signed by the Company and the Stockholders.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the day and year first above written.


CONSTELLATION BRANDS, INC.


By:   /s/ Thomas S. Summer
      ---------------------------

Name: Thomas S. Summer
      ---------------------------

Title: Executive Vice President
       and Chief Financial Officer
      ---------------------------

Stockholders:                     Registration Shares:
------------                      -------------------

R, R, M,& C Partners, L.L.C.,      2,002,002
a Missouri limited liability company


By:   /s/ Robert Sands
      ---------------------------

Name: Robert Sands
      ---------------------------

Title: President of R, R, M & C
       Management Corporation, the
       General Partner of R, R, M & C
       Group, L.P., the Manager of
       R, R, M & C Partners, L.L.C.
      ---------------------------

M,L,R&R, a New York general partnership  147,998



By:   /s/ Robert Sands
      ---------------------------

Name: Robert Sands
      ---------------------------

Title: General Partner
      ---------------------------